Exhibit 1.1
EverBank Financial Corp
Common Stock, par value $0.01 per share
__
Underwriting Agreement
[ ], 2012
Goldman, Sachs & Co.
     As representative of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Ladies and Gentlemen:
     EverBank Financial Corp, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ ] shares and, at the election of the Underwriters, up to [ ] additional shares of common stock, par value $0.01 per share (“Stock”) of the Company, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [ ] shares. The aggregate of [ ] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [ ] additional shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
     In connection with the consummation of the offering contemplated by this Agreement, EverBank Financial Corp, a Florida corporation (“EFC”), will merge with and into the Company with the Company surviving such merger (the “Merger”).
     1. (a) The Company and EFC, jointly and severally, represent and warrant to, and agrees with, each of the Underwriters that:
     (i) A registration statement on Form S-1 (File No. 333-169824) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and any “issuer free writing prospectus,” as defined in Rule 433 under the Act relating to the Shares (each, an “Issuer Free Writing Prospectus”), if any, filed pursuant to Section 6(a) hereof, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any oral or written communications undertaken solely in reliance on Section 5(d) of the Act are hereinafter called “Section 5(d) Communications;”
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
     (iii) For the purposes of this Agreement, the “Applicable Time” is [ ] p.m., New York City time, on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
     (v) None of the Company, EFC or any of its respective subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with the business of the Company, EFC and any of its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company, EFC or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company, EFC or any of its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;
     (vi) The Company, EFC and its subsidiaries have good and marketable title in fee simple to all real material property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, EFC and its subsidiaries; and any real property and buildings held under lease by the Company, EFC and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, EFC and its subsidiaries;
     (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and EFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, each with corporate power and authority to own its respective properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a material adverse change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company, EFC and any of its subsidiaries, taken as a whole (a “Material Adverse Effect”); each subsidiary of EFC has been duly incorporated and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of incorporation; and the Company and EFC do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. None of the subsidiaries of (A) EFC, other than EverBank, a federal savings bank organized under the laws of the United States (the “Bank”) and Tygris Commercial Finance Group, Inc., a corporation organized under the laws of the State of Delaware (“Tygris”), and (B) the Company, is a “significant subsidiary” (as defined in Rule 405 under the Act);
     (viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company and EFC have been duly authorized and validly issued and are fully paid and non-assessable and in the case of the Company, conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of EFC have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
     (ix) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non assessable and will conform to the description of the Stock contained in the Prospectus;
     (x) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and EFC.
     (xi) The issue and sale of the Shares and the compliance by the Company and EFC with this Agreement and the consummation of the transactions by the Company and EFC herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, EFC or any of its subsidiaries is a party or by which the Company, EFC or any of its subsidiaries is bound or to which any of the property or assets of the Company, EFC or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws of each of the Company and EFC (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, EFC or any of its subsidiaries or any of their properties, except, in the case of clause (B), for such violations that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and EFC of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
     (xii) None of the Company, EFC or any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws; (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (C) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, EFC or any of its subsidiaries or any of their respective properties, except in the case of clauses (B) and (C) for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xiii) The Company, EFC and each of its subsidiaries are in compliance, in the conduct of their business, with all applicable laws, ordinances, governmental rules, regulatory capital requirements, regulations or court decrees to which they or their properties or assets may be subject, including, but not limited to, the applicable laws, regulations and rules administered by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Board of Governors of the Federal Reserve System (the “FRB”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), any applicable state, federal or self regulatory organization, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Real Estate

Settlement Procedures Act of 1974, and the Equal Credit Opportunity Act, and applicable regulations thereunder) or with respect to the Flood Disaster Protection Act, except to the extent that the failure to comply would not reasonably be expected to have a Material Adverse Effect;
     (xiv) EFC is duly registered with the FRB as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”); the Bank continues to hold a valid charter to do business as a federal savings bank; the Bank meets the qualified thrift lender test under Section 10(m) of HOLA; and the direct and indirect activities of the EFC and its subsidiaries comply with restrictions on holding company activities provided in Section 10 of HOLA and upon the completion of the Merger, the Company and its subsidiaries will comply with restrictions on holding company activities provided in Section 10 of HOLA. The Bank is well capitalized according to the capital standards set forth by the OCC. The Bank and its deposits are insured by the FDIC to the fullest extent permitted by law, other than as set forth or contemplated in the Pricing Prospectus, and no proceeding for the termination or revocation of such insurance is pending or, to the best of the Company’s executive officers’ knowledge after due inquiry, threatened against the Bank. The Bank is the only depository institution subsidiary of EFC and upon the completion of the Merger, the Bank will be the only depository institution subsidiary of the Company; the Bank is a member in good standing of the Federal Home Loan Bank of Atlanta;
     (xv) Other than as set forth in the Pricing Prospectus, none of the Company, EFC or any of its subsidiaries is a party to or otherwise subject to any consent decree, cease-and-desist order, memorandum of understanding, written commitment or other supervisory agreement with, or has adopted any board resolutions at the request of, the FRB, the OCC, the FDIC or any other federal or state agency or authority with jurisdiction over it, nor has the Company been informed by any agency or authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing, except where being a party to or subject to such consent decree, cease-and-desist order, memorandum of understanding, written commitment, other supervisory agreement or board resolution would not reasonably be expected to result in a Material Adverse Effect;
     (xvi) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Our Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders of Common Stock”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
     (xvii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, EFC or any of its subsidiaries is a party or of which any property of the Company, EFC or any of its subsidiaries is the subject which, if determined adversely to the Company, EFC or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s executive officers’ knowledge, no such proceedings are threatened by governmental authorities or threatened by others;
     (xviii) EverTrade Direct Brokerage, Inc. is duly registered, licensed and qualified as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder and the securities laws of each state where the conduct of its business requires such registration, and is duly registered and is in good standing with FINRA. None of the Company, EFC or any of their respective subsidiaries (other than EverTrade Direct Brokerage, Inc.) or, to the best of the Company’s executive officers’ knowledge, is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state; EverBank Wealth Management, Inc. is currently registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). None of the Company, EFC or any of its subsidiaries (other than EverBank Wealth Management, Inc.) or, to the best of the Company’s executive officer’s knowledge, is, or will as a result of the transactions contemplated by this Agreement be, required to register as an investment adviser under the Advisers Act, or be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business;
     (xix) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as set forth in the Pricing Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     (xx) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
     (xxi) Deloitte & Touche LLP, who have certified certain financial statements of the Company, EFC and certain of their subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
     (xxii) (A) Deloitte & Touche LLP, who have certified certain financial statements of Tygris and its subsidiaries, are independent public accountants with respect to Tygris and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder; (B) Deloitte & Touche LLP, who have certified certain financial statements of Tygris Vendor Finance, Inc. and its subsidiaries, are independent public accountants with respect to Tygris Vendor Finance, Inc. and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder; (C) Deloitte & Touche LLP, who have certified certain financial statements of Bank of Florida — Southwest, Bank of Florida — Southeast, Bank of Florida — Tampa Bay (together with Bank of Florida — Southwest and Bank of Florida Southeast, “Bank of Florida”) relating to certain assets acquired and liabilities assumed pursuant to the purchase and assumption agreements, each dated May 28, 2008, entered into between the Bank and FDIC, are independent public accountants with respect to Bank of Florida as required by the Act and the rules and regulations of the Commission thereunder; and (D) KPMG LLP, who have certified certain financial statements of US Express Leasing, Inc. (now known as EverBank Commercial Finance, Inc.) and its subsidiaries for the fiscal year ending December 31, 2007, are independent public accountants with respect to US Express Leasing, Inc. and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;
     (xxiii) The Company, EFC and its subsidiaries, on a consolidated basis, maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting is effective, and none of the Company, EFC or any of its subsidiaries is aware of any material weaknesses in its internal control over financial reporting, in each case, except as otherwise described in the Pricing Prospectus;
     (xxiv) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the internal control over financial reporting of EFC or any of its subsidiaries that has materially adversely affected, or is reasonably likely to materially adversely affect, such internal control over financial reporting;
     (xxv) The Company, EFC and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, which insures against such losses and risks, and in such amounts, which in the reasonable business judgment of the executive officers of the Company, are prudent and customary in the business in which the Company and EFC are each engaged; there are no claims by the Company, EFC or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and to the best of the Company’s executive officers’ knowledge, the Company, EFC and each of its subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;
     (xxvi) The statistical and market-related data included under the captions “Prospectus Summary,” “Unaudited Pro Forma Financial Statements,” “Selected Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Pricing Prospectus comply in all material respects with the requirements of Commission Industry Guide 3 and are based on or derived from sources that the Company and EFC reasonably believe to be reliable and accurate in all material respects;

     (xxvii) Except as disclosed in the Pricing Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission;
     (xxviii) No labor disturbance by the employees of the Company, EFC or any of their subsidiaries exists or, to the best of the Company’s executive officer’s knowledge after due inquiry, is imminent that could reasonably be expected to have a Material Adverse Effect;
     (xxix) Except as could not reasonably be expected to result in material liability to the Company, EFC or any of its subsidiaries (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company, EFC or any member of either the Company’s or EFC’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; and (C) with respect to each Plan subject to Title IV of ERISA (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Company, EFC or any member of the Company’s or EFC’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (4) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency; and (5) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;
     (xxx) The Company, EFC and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes shown due thereon, and, to the Company’s executive officers’ knowledge, there are no tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxxi) There is and has been no failure on the part of the Company and EFC, and to the Company’s knowledge, any of the Company’s or EFC’s directors or officers,

in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;
     (xxxii) The Company, EFC and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus, except where the failure to possess such documents would not reasonably be expected to have a Material Adverse Effect; and none of the Company, EFC or any of its subsidiaries has received any verbal or written notice of any proceeding relating to the revocation, modification of, or non-compliance with, any Permit;
     (xxxiii) The Company, EFC and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses (collectively, the “Intellectual Property”). To the best of the Company’s executive officers’ knowledge, the present employment of the Intellectual Property by the Company, EFC and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company, EFC and its subsidiaries have not received any unresolved notice of material infringement of or conflict with rights of others with respect to any of the Intellectual Property;
     (xxxiv) (A) There are no proceedings that are pending, or known to be contemplated, against the Company, EFC or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; (B) the Company, EFC and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, EFC and their respective subsidiaries; and (C) none of the Company, EFC and its subsidiaries anticipates material capital expenditures relating to Environmental Laws;
     (xxxv) None of the Company, EFC or any of its subsidiaries, nor, to the best of the Company’s executive officers’ knowledge after due inquiry, any director, officer,

agent, employee or other person associated with or acting on behalf of the Company, EFC or any of their respective subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
     (xxxvi) The operations of the Company, EFC and its subsidiaries are and have been conducted at all times in accordance with its policies and procedures for compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, EFC or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s executive officers’ knowledge, threatened;
     (xxxvii) None of the Company, EFC or any of its subsidiaries or, to the best of the Company’s executive officers’ knowledge, any director, officer, agent, employee or affiliate of the Company, EFC or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (xxxviii) Neither the Company nor EFC has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (xxxix) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between either the Company or EFC with any person granting such person the right to require the Company or EFC to file a registration statement under the Act with respect to any securities of the Company or EFC owned or to be owned by such person or to require the Company or EFC to include such securities with the Shares registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or EFC under the Act;
     (xi) No debt securities or preferred stock issued by, or guaranteed by, the Company, EFC or any its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
     (xii) At the time of filing of the Initial Registration Statement and any Rule 462(b) Registration Statement through the date hereof, the Company was and is an “emerging growth company” as defined in Section 2(a)(19) of the Act.
     (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorney-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) and the Custody Agreement signed by such Selling Stockholder relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
     (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the certificate of formation or partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the certificate of formation or limited liability company agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;
     (iii) Immediately prior to each Time of Delivery (as defined in Section 4 hereof), such Selling Stockholder will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity, claim or any other adverse claim within the meaning of the Uniform Commercial Code;

     (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, (A) will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, (B) in the case of the Registration Statement and any further amendments or supplements to the Registration Statement, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) in the case of a Preliminary Prospectus and the Prospectus and any further amendments to the Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
     (vi) The sale of Shares by each Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder’s knowledge of any material information concerning the Company which is not set forth in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus.
     (vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), to the extent required by law;
     (viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to Wells Fargo Bank, National Association, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered the Power of Attorney, in the form heretofore furnished to you, appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
     (ix) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[ ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their names on Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Company hereby grants to the Underwriters the right to purchase at their election up to [ ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of delivery and payment for the Shares in uncertificated book-entry form shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ], 2012 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. to the Company of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP,

425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the office of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, all at such Time of Delivery. A meeting will be held at the Closing Location at [ ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction where it is not then so subject;
     (c) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) grants of equity awards to certain employees of the Company, EFC, or EFC’s subsidiaries pursuant to the EverBank Financial Corp First Amended and Restated 2005 Equity Incentive Plan and/or any predecessor plan(s) existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement; (ii) the distribution of Shares to certain persons pursuant to the Acquisition Agreement and Plan of Merger, dated October 21, 2009, entered among EFC, Titan Merger Sub, Inc., Tygris and Aquiline Capital Partners LLC (“Aquiline”), as amended, and the Merger Escrow Agreement, dated February 5, 2010, entered among EFC, Tygris, Aquiline and JPMorgan Chase Bank, National Association, each as described in the Pricing

Prospectus; or (iii) up to 5% of Shares outstanding on December 31, 2011 issued by the Company in connection with any acquisition or other transaction deemed by the board of directors of the Company to be strategic to the Company) or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Stock, whether any such transaction described in clauses (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Company will provide Goldman, Sachs & Co. and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(l) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (f) During a period of three years from the effective date of the Registration Statement, to make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) shall be considered furnished for purposes of this Section 5(f);
     (g) During a period of three years from the effective date of the Registration Statement, to make available to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that any information or documents available on EDGAR shall be considered furnished for purposes of this Section 5(g);

     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
     (i) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);
     (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall have a term no longer than the term of the applicable prospectus delivery period with respect to the Shares; and
     (m) Until [insert date that is 15 days after expiration of the lock-up], 2012, to promptly notify the Underwriters on or prior to the date on which the Company is no longer an “emerging growth company” as defined in Section 2(a)(19) of the Act, as so defined as of the date hereof.
     6. (a) The Company and each of the Selling Stockholders, severally and not jointly, represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III(a) hereto;
     (b) The Company represents and agrees that (i) it did not make, or authorize any other person to make, any Section 5(d) Communications prior to the filing of the Initial Registration Statement and (ii) it has not made and will not make, and it has not authorized and will not authorize any other person to make, any written Section 5(d) Communications after the filing of the Initial Registration Statement;
     (c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and
     (d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     7. (a) The Company covenants and agrees with the several Underwriters and the Selling Stockholders that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the legal fees of one counsel engaged to represent the Selling Stockholders, as selected by the Company and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, provided, however, that the costs associated with the chartering of an aircraft used by the Company and the Underwriters to attend meetings with prospective purchasers of the Shares will be allocated between the Company and the Underwriters in proportion to the relative usage by representatives of the Company, on the one hand, and representatives of the Underwriters, on the other. It is understood, however, that, the Company shall not be required to pay or reimburse a

Selling Stockholder for any costs of legal counsel or other advisors retained by such Selling Stockholder and, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make;
     (b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriters and the Company that (i) subject to the last sentence in this paragraph (b), such Selling Stockholder will pay or cause to be paid all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder; (ii) such Selling Stockholder will pay or cause to be paid the fees, disbursements and expenses of counsel for such Selling Stockholder other than the counsel referred to in Section 7(a)(i) above; and (iii) such Selling Stockholder will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in Section 7(a). In connection with clause (i) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, if any, and each Selling Stockholder agrees, severally and not jointly, to reimburse Goldman, Sachs & Co. for associated carrying costs for its pro rata share, based on the number of Shares sold by such Selling Stockholder to the Underwriters compared to the total number of Shares sold by all Selling Stockholders to the Underwriters, of such tax payment if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.
     (c) Anything herein to the contrary notwithstanding, the provisions of this Section 7 shall not affect or modify any agreement that the Company and the Selling Stockholders have made or may make for the allocation or sharing of expenses or costs (other than with respect to fees, disbursements and costs of legal counsel); provided that the Underwriters shall not be bound by any such agreement to which they are not parties.
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion letter and negative assurance letter (a form of each such letter is attached as Annex III(a) hereto), each dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion letter or letters and negative assurance letter (a form of each such letter is attached as Annex III(b) hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to you;
     (d) Thomas A. Hajda, as general counsel to the Company, shall have furnished to you such written opinion or opinions (a form of each such opinion is attached as Annex III(c) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex III(c);
     (e) Shearman & Sterling LLP, counsel for the Selling Stockholders, shall have furnished to you such written opinion letter (a form of such opinion letter is attached as Annex III(d) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
      (f) Richards Layton & Finger LLP, Delaware counsel for certain of the Selling Stockholders, shall have furnished to you such written opinion letter (a form of such opinion letter is Attached as Annex III(d) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you and such counsel shall have received such papers and information as they may reasonable request to enable them to pass upon such matters;
     (g) Hill, Ward & Henderson LLP, Florida counsel for certain of the Selling Stockholders, shall have furnished to you such written opinion letter (a form of such opinion letter is Attached as Annex III(d) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you and such counsel shall have received such papers and information as they may reasonable request to enable them to pass upon such matters;
     (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you four letters in connection with the certified financial statements of each of the Company, Tygris, Tygris Vendor Finance, Inc. and Bank of Florida, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letters delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

     (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Florida State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;
     (l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from its directors, executive officers and substantially all of its stockholders as set forth on Annex IV, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

     (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section;
     (o) Each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of such Selling Stockholder, if applicable, satisfactory to you as to the accuracy of the representations and warranties of such Selling Stockholder herein at and as of such Time of Delivery, as to the performance by such Selling Stockholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery as to such other matters as you may reasonably request;
     (p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery, a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to Goldman, Sachs & Co., stating, as of the date hereof, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company, with respect to the financial information and such other matters as reasonably requested by Goldman, Sachs & Co.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the amount of gross proceeds less underwriting discounts and commissions received by such Selling Stockholder from the sale of the Shares pursuant to this Agreement;
     (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 200 West Street, New York, New York, 10282, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between each of the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of either of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of either of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof. Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by doing so that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

EVERBANK FINANCIAL CORP

By:

Name:
Title:
[Signature page to Underwriting Agreement]

[Names of Selling Stockholders]

By:

Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to the Agreement
[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:

(Goldman, Sachs & Co.)

On behalf of each of the Underwriters
[Signature page to Underwriting Agreement]

SCHEDULE I

Number of
Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.
Merrill Lynch Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Keefe, Bruyette & Woods, Inc.
Sandler O’Neill & Partners, L.P.
Evercore Group L.L.C.
Raymond James & Associates, Inc.

Macquarie Capital (USA) Inc.
Sterne, Agee & Leach, Inc.
Total

SCHEDULE II

Total Number of
Firm Shares
Underwriter	to be Sold
The Company
The Selling Stockholders
[ ](a)
[ ](b)
[ ](c)
[ ](d)
[ ](e)
[ ](f)

Total

(a)	This Selling Stockholder is represented by [ ][and has appointed [ ], [ ] and [ ], and each of them, as the Attorneys in Fact for such Selling Stockholder]. The address of this Selling Stockholder is [ ].

(b)	This Selling Stockholder is represented by [ ][and has appointed [ ], [ ] and [ ], and each of them, as the Attorneys in Fact for such Selling Stockholder]. The address of this Selling Stockholder is [ ].

(c)	This Selling Stockholder is represented by [ ][and has appointed [ ], [ ] and [ ], and each of them, as the Attorneys in Fact for such Selling Stockholder]. The address of this Selling Stockholder is [ ].

(d)	This Selling Stockholder is represented by [ ][and has appointed [ ], [ ] and [ ], and each of them, as the Attorneys in Fact for such Selling Stockholder]. The address of this Selling Stockholder is [ ].

(e)	This Selling Stockholder is represented by [ ][and has appointed [ ], [ ] and [ ], and each of them, as the Attorneys in Fact for such Selling Stockholder]. The address of this Selling Stockholder is [ ].

(f)	This Selling Stockholder is represented by [ ][and has appointed [ ], [ ] and [ ], and each of them, as the Attorneys in Fact for such Selling Stockholder]. The address of this Selling Stockholder is [ ].

SCHEDULE III
(a)	Issuer Free Writing Prospectuses:
(b)	Additional Documents Incorporated by Reference:

SCHEDULE IV
(a)	Written Communications provided by the Issuer:
(b)	Written Communications provided by the Underwriters:

S-4